UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2020

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2020, the Board of Directors (the “Board”) of The Kraft Heinz Company (the “Company”) elected Timothy Kenesey as a member of the Board and appointed him to serve on the Compensation Committee, effective immediately. Mr. Kenesey was not selected pursuant to any arrangement or understanding between him and any other persons. There are no transactions between Mr. Kenesey and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Kenesey is President and Chief Executive Officer of Berkshire Hathaway’s MedPro Group, the nation’s largest healthcare liability insurance company, where he has served since 2001. Mr. Kenesey has also served as the Chairman of Fechheimer Brothers, a Berkshire Hathaway public safety uniform and apparel company, since 2007, and the chairman of other smaller Berkshire Hathaway insurance subsidiaries.
Mr. Kenesey will be compensated according to the Company’s compensation program for non-employee directors as described in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on August 2, 2019.

Further to the Company’s Current Report on Form 8-K filed on September 18, 2019, Tracy Britt Cool is resigning from the Board, effectively immediately.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

January 24, 2020	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel and Head of CSR and Government Affairs; Corporate Secretary

2